Exhibit 10.02

MONEYGRAM INTERNATIONAL, INC.
PERFORMANCE BONUS PLAN
As Amended and Restated February 17, 2010

Section 1. Purpose. The purpose of the Plan is to provide professional, management and executive level employees of the Corporation and its subsidiaries with an incentive to achieve goals as set forth under the Plan for each Plan Year for the Corporation and/or their respective line of business, where incentive differentiation is driven by Company and individual performance, and to provide effective management and leadership to that end. The Plan will provide eligible participants incentive bonuses based upon performance measurements determined by the Committee. Awards to Executive Officers pursuant to the Plan are “Performance Awards” as defined in, and are granted under and subject to the terms of, the 2005 Omnibus Plan.

Section 2. Definitions. The following definitions are applicable to the Plan:

“2005 Omnibus Plan” shall mean the MoneyGram International, Inc. 2005 Omnibus Incentive Plan, as amended from time to time.

“Affiliate” shall mean any “Parent Corporation” or “Subsidiary Corporation” of the Corporation as such terms are defined in Section 425(e) and (f), or the successor provisions, if any, respectively, of the Code.

“Board” shall mean the Board of Directors of the Corporation.

“Change of Control” shall mean any of the following events:

(a) An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either: (1) the then outstanding shares of Common Stock of the Corporation (the “Outstanding Corporation Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); excluding, however the following:

(A) any acquisition directly from the Corporation or any entity controlled by the Corporation other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation or any entity controlled by the Corporation,

(B) any acquisition by the Corporation, or any entity controlled by the Corporation,

(C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation or

(D) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of Section (c) below; or

(b) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section (b) that any individual, who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board, (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board, or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Corporate Transaction”) excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction (the “Prior Stockholders”) beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding             shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation or other entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (other than the Corporation or any entity controlled by the Corporation, any employee benefit plan (or related trust) of the Corporation or any entity controlled by the Corporation or such corporation or other entity resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of Common Stock of the Corporation or other entity resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of the Corporation or such other entity entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; and further excluding any disposition of all or substantially all of the assets of the Corporation pursuant to a spin-off, split-up or similar transaction (a “Spin-off”) if, immediately following the Spin-off, the Prior Stockholders beneficially own, directly or indirectly, more than 80% of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of both entities resulting from such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, respectively; provided, that if another Corporate Transaction involving the Corporation occurs in connection with or following a Spin-off, such Corporate Transaction shall be analyzed separately for purposes of determining whether a Change of Control has occurred;

(d) The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or its successor general income tax law of the United States.

“Committee” shall mean the Human Resources and Nominating Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. Each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Code.

“Common Stock” shall mean the common stock, par value $.01 per share, of the Corporation.

“Company” shall mean each line of business or corporate group listed below:

Global Funds Transfer
Financial Paper Products
MoneyGram International, Inc. Corporate Staff

The Corporation may, by action of the Board or the Committee, add or remove lines of business or corporate groups included in the definition of “Company” from time to time.

“Corporation” shall mean MoneyGram International, Inc., a Delaware corporation, or any successor corporation.

“Disability” shall mean a medically determinable physical or mental impairment which: (i) renders the individual incapable of performing the essential functions of his or her job responsibilities at the Corporation or its Affiliates and incapable of holding any job at the Corporation or its Affiliates which qualifies him or her for participation in the Plan, (ii) can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, and (iii) is evidenced by a certification to this effect by a doctor of medicine approved by the Corporation.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Executive Officers” shall have the meaning set forth in Section 16(b) of the Exchange Act.

“Participant” shall mean any employee of the Corporation or any of its Affiliates who is selected for participation in the Plan pursuant to Section 3.

“Performance Goal” shall have the meaning given that term in the 2005 Omnibus Plan.

“Plan” shall mean this Amended and Restated MoneyGram International, Inc. Performance Bonus Plan, as may be further amended from time to time.

“Plan Year” shall mean a calendar year.

“Retirement” shall mean a Participant’s voluntary termination of employment upon attaining age 55 or older and completion of at least ten (10) years of service with the Corporation or its Affiliates.

Section 3. Participant Eligibility. The Committee will select the Executive Officers, other than the CEO, who shall be Participants for any Plan Year no later than 90 days after the beginning of the Plan Year. Other personnel will become Participants annually if they meet the eligibility requirements. If at any time an individual does not qualify under the criteria established for the Plan Year, the individual will not be eligible to remain on the Plan for the remainder of the Plan Year, unless designated and approved by the Executive Vice President, Human Resources. The CEO is selected by the Board of Directors of MoneyGram.

Section 4. Annual Funding Limit and Awards for Executive Officers. A funding limit for each Plan Year, based on the achievement of one or more Performance Goals, shall be established by the Committee for each Executive Officer no later than 90 days after the beginning of the Plan Year; provided that the funding limit for any Executive Officer may not exceed the limit on Performance Awards under the 2005 Omnibus Plan. Awards paid under this Plan to any Executive Officer for any Plan Year shall not exceed the funding limit for such Executive Officer. However, the Committee may in its discretion determine that the award paid under this Plan to any Executive Officer shall be less than the funding limit for such Executive Officer, based on the level of achievement of one or more Performance Goals established for such Executive Officer or any other factor deemed relevant by the Committee in its sole discretion; provided that any Performance Goals established pursuant to this sentence need not be established, and any other determination by the Committee pursuant to this sentence need not be made, within 90 days after the beginning of the Plan Year.

Section 5. Awards for Other Participants. Participants who are not Executive Officers may earn awards based on the level of achievement of one or more Performance Goals established for such Participants or any other factor deemed relevant by the Committee in its sole discretion.

Section 6. Repayment Provisions.

(a) Non-Compete. Unless a Change of Control shall have occurred after the date hereof:

(1) In order to better protect the goodwill of the Corporation and its Affiliates and to prevent the disclosure of the Corporation’s or its Affiliates’ trade secrets and confidential information and thereby help ensure the long-term success of their respective businesses, each Participant in the Plan, without prior written consent of the Corporation, will not engage in any activity or provide any services, whether as a director, manager, supervisor, employee, adviser, agent, consultant, owner of more than five percent of any enterprise or otherwise, for a period of two years following the date of such Participant’s termination of employment with the Corporation or any of its Affiliates, in connection with the manufacture, development, advertising, promotion, design, or sale of any service or product which is the same as or similar to or competitive with any services or products of the Corporation or its Affiliates (including both existing services or products as well as services or products known to such Participant, as a consequence of such Participant’s employment with the Corporation or one of its Affiliates, to be in development):

(A) with respect to which such Participant’s work has been directly concerned at any time during the two years preceding termination of employment with the Corporation or one of its Affiliates, or

(B) with respect to which during that period of time such Participant, as a consequence of Participant’s job performance and duties, acquired knowledge of trade secrets or other confidential information of the Corporation or its Affiliates.

(2) For purposes of the provisions of Section 6(a), it shall be conclusively presumed that a Participant in the Plan has knowledge of information he or she was directly exposed to through actual receipt or review of memos or documents containing such information, or through actual attendance at meetings at which such information was discussed or disclosed.

(3) If, at any time within two years following the date of a Participant’s termination of employment with the Corporation or any of its Affiliates, such Participant engages in any conduct agreed to be avoided in accordance with Section 6(a), then all bonuses paid under the Plan to such Participant during the last 12 months of employment shall be returned or otherwise repaid by such Participant to the Corporation. Participants in the Plan consent to the deduction from any amounts the Corporation or any of its Affiliates owes to such Participants to the extent of the amounts such Participants owe the Corporation hereunder.

(b) Misconduct. Unless a Change of Control shall have occurred after the date hereof, all bonuses paid thereafter under the Plan to any Participant shall be returned or otherwise repaid by such Participant to the Corporation if the Corporation reasonably determines that during a Participant’s employment with the Corporation or any of its Affiliates:

(A) such Participant knowingly participated in misconduct that causes a misstatement of the financial statements of the Corporation or any of its Affiliates or misconduct which represents a material violation of any code of ethics of the Corporation applicable to such Participant or of the compliance program or similar program of the Corporation; or

(B) such Participant was aware of and failed to report, as required by any code of ethics of the Corporation applicable to such Participant or by the Always Honest compliance program or similar program of the Corporation, misconduct that causes a misstatement of the financial statements of the Corporation or any of its Affiliates or misconduct which represents a material violation of any code of ethics of the Corporation applicable to such Participant or of the Always Honest compliance program or similar program of the Corporation.

Participants in the Plan consent to the deduction from any amounts the Corporation or any of its Affiliates owes to such Participants to the extent of the amounts such Participants owe the Corporation hereunder.

(c) Acts Contrary to the Corporation. Unless a Change of Control shall have occurred after the date hereof, if the Corporation reasonably determines that at any time within two years after the award of any bonus under the Plan to a Participant that such Participant has acted significantly contrary to the best interests of the Corporation, including, but not limited to, any direct or indirect intentional disparagement of the Corporation, then any bonus paid under the Plan to such Participant during the prior two-year period shall be returned or otherwise repaid by the Participant to the Corporation. Participants in the Plan consent to the deduction from any amounts the Corporation or any of its Affiliates owes to such Participants to the extent of the amounts such Participants owe the Corporation hereunder.

(d) Reasonable Determination. The Corporation’s reasonable determination required under Sections 6(b) and 6(c) shall be made by the Committee, in the case of Executive Officers of the Corporation, and by the Chairman and Chief Executive Officer and General Counsel of the Corporation, in the case of all other personnel.

Section 7. Approval and Distribution. The individual incentive bonus amounts and the terms of payment thereof will be fixed following the close of the Plan Year by the Committee, with such de minimis, administrative changes not to exceed $100,000 in the aggregate per year, as the Chairman and Chief Executive Officer may approve for amounts paid to participants who are not Executive Officers of the Corporation. All amounts payable to Participants under the Plan shall be paid following Committee approval within 75 days following the close of the Plan Year. The Committee shall certify in writing that the Performance Goals for each Participant have been met prior to payment of bonus awards to the extent required by Section 162(m) of the Code.

Section 8. Plan Administration. The Executive Vice President, Human Resources is appointed by the Chairman and Chief Executive Officer of the Corporation to assist the Committee in the implementation and administration of the Plan. The Executive Vice President, Human Resources shall propose administrative guidelines to the Committee to govern interpretations of the Plan and to resolve ambiguities, if any, but the Executive Vice President, Human Resources will not have the power to terminate, alter, amend, or modify the Plan or any actions hereunder in any way at any time.

Section 9. Special Compensation Status. All bonuses paid under the Plan shall be deemed to be special compensation and, therefore, unless otherwise provided for in another plan or agreement, will not be included in determining the earnings of the recipients for the purposes of any pension, group insurance or other plan or agreement of the Corporation.

Section 10. Deferrals. Amounts awarded under this Plan may be deferred pursuant to the MoneyGram International, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). The Board may, in its sole discretion, elect to amend, terminate or freeze the Deferred Compensation Plan or other plans at some point in the future.

Section 11. Plan Termination. The Plan shall continue in effect until such time as it may be canceled or otherwise terminated by action of the Board and will not become effective with respect to any Company unless and until the Board or the Committee adopts a specific plan for such Company. The Board may terminate, amend, alter, or modify the Plan at any time and from time to time. Participation in the Plan for any Plan Year shall not create any right to participate in the Plan for any subsequent Plan Year.

Section 12. Employee Rights. No Participant in the Plan shall be deemed to have a right to any part or share of the Plan, except as provided in Section 14. The Plan does not create for any employee or Participant any right to be retained in service by the Corporation or any of its Affiliates, nor affect the right of the Corporation or any of its Affiliates to discharge any employee or Participant from employment. Except as provided for in administrative guidelines and as otherwise provided in this Plan, a Participant who is not an employee of the Corporation or one of its Affiliates on the date awards under this Plan are paid will not receive such an award.

Section 13. Effect of Change of Control. Notwithstanding anything to the contrary in the Plan, in the event of a Change of Control each Participant in the Plan shall be entitled to a pro rata bonus award calculated on the basis of achievement of Performance Goals through the date of the Change of Control.

Section 14. Effect of Retirement, Death and Disability. Notwithstanding anything to the contrary in the Plan, in the event of a Participant’s termination of employment during a Plan Year due to Retirement, death or Disability, the Participant shall be eligible to receive a bonus award if bonus awards are paid by the Corporation, the amount of which shall be prorated for the period of time from the first day on which the Participant is eligible to participate in the Plan for the applicable Plan Year to the date of Retirement or termination of employment due to death or Disability, as the case may be. Any bonus award paid pursuant to this Section shall be paid at the time all other bonus awards are paid. A deceased Participant’s bonus award shall be payable to the beneficiary or beneficiaries designated by the Participant on forms furnished and filed with the Corporation. In the absence of a designation or if such designation fails, such benefit shall be payable in accordance with the rules for beneficiaries under the MoneyGram International, Inc. 401(k) Plan.

Section 15. Relationship to 2005 Omnibus Plan. Bonus awards made under the Plan will be subject to and governed by the 2005 Omnibus Plan.

Section 16. Effective Date. The Plan was originally effective June 30, 2004. The latest amendment and restatement of the Plan shall be effective February 17, 2010.

ADOPTED: JUNE 30, 2004
AMENDED: FEBRUARY 17, 2005
AMENDED NOVEMBER 17, 2005
AMENDED AND RESTATED: FEBRUARY 15, 2007
AMENDED AND RESTATED MAY 9, 2007
AMENDED AND RESTATED MARCH 24, 2008
AMENDED AND RESTATED FEBRUARY 17, 2010